SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 9, 1998
(Date of earliest
event reported)

AN-CON GENETICS, INC.
(exact name of registrant)

DELAWARE
(State or other Jurisdiction
of incorporation)

0-12183
(Commission
File Number)

11-2644611
(IRS Employer
Identification Number)

734 Walt Whitman Road
Melville, NY 11747
(address of principal executive officer)

Registrant's telephone number
including are code (516) 421-5452

One Huntington Quadrangle
Melville, NY 11747
(former name or former address, if changed since last report)



The information to be included in the report.

Item 2. Acquisition of Assets.

2(a) On February 9, 1998 registrant entered into a series of contemporaneous agreements and transactions involving two non-affiliated companies, Advanced
Refractory Technologies, Inc. ("ART") a privately held
New York corporation engaged in research and development of a certain patented diamond-like nanocomposite technology for the coating of products ("DYLYN
Technology"), and BSD Development Beta Corporation, a privately held Delaware corporation with no prior operating history.

As a result of the aforesaid transactions, the registrant acquired certain jobcoating equipment valued at $2,000,000 and consisting of two DYLYN deposition reactors inclusive of components and two electro-blade surgical mounting fixtures (the "Equipment") for coating electro-surgical blades and other specified medical devices utilizing the DYLYN Technology.

Pursuant to a Stock Exchange Agreement dated February 9,
1998 among BSD, ART and registrant and a Securities
Exchange Agreement between BSD and registrant dated
February 9, 1998 (hereinafter described), BSD assigned to registrant which also assumed, a certain (a) Purchase
Agreement (b) License Agreement and (c) Manufacturing
Agreement, each between BSD and ART dated February 9,
1998. The aforesaid, in addition to the acquisition by registrant of the Equipment, resulted in the acquisition by registrant of an exclusive 10-year license to use the DYLYN Technology to jobcoat specified medical products together with a manufacturing arrangement with ART whereby ART will operate and maintain the Equipment for the use of the DYLYN Technology under the License
Agreement at ART's location in Buffalo, New York.
Finally, as a result of the Securities Exchange Agreement registrant also acquired all of the outstanding securities of BSD which is now a wholly owned subsidiary of registrant.


The license is an exclusive 10-year license to use the DYLYN technology to jobcoat specified medical products for marketing anywhere in the world. It provides essentially for payment of a royalty to ART based upon net revenues derived by the registrant directly or indirectly from the sale of products or fees from sub-licensees utilizing the DYLYN Technology. The exclusivity of the license is contingent upon ART receiving minimum jobcoating fees of $200,000 in the first contract year (estimated to commence August 1, 1998) and increasing by $100,000 per year for each succeeding contract year up to a minimum of $500,000 in the fourth contract year and each succeeding year thereafter.

The 10-year license is renewable for an additional 10-year period upon notice prior to 180 days of expiration, plus the payment by the registrant of $2 Million in cash or in shares of common stock of registrant having a fair market value aggregating $2 Million. .

The license may be terminated by ART in the event of (a) registrant's failure to pay any fee due, (b) breach or default by registrant of any material term of the License
Agreement or other related agreements between ART, BSD and or registrant; (c) breach or default of the Manufacturing Agreement; (d) registrant files a petition in bankruptcy or for an arrangement under any federal or state bankruptcy laws or is adjudicated insolvent; or (e) a petition is filed proposing adjudication of registrant as bankruptcy or insolvent, and such petition is not dismissed within 90 days after filing thereof.

Exchange of Shares

Pursuant to the Stock Exchange Agreement dated February
9, 1998 between ART, BSD and registrant, the registrant exchanged 2,000,000 shares of common stock of registrant for 1000 shares of Class A Preferred Stock of BSD constituting all of the outstanding shares of Class A
Preferred Stock of BSD. In addition, pursuant to a certain Securities Exchange Agreement dated February 9,
1998, between the registrant and the Eric Bashford
Charitable Remainder Unitrust and the Norman Fuchs
Individual Retirement Account and Gregory Konesky ("BSD shareholders"), the Company acquired all of the outstanding shares of common stock of BSD and an 8%
Convertible Debenture of BSD in the principal amount of $750,000 in exchange for 3,000,000 shares of common stock of registrant. Upon completion of such transactions, the registrant owned all of the outstanding securities of BSD which had licensing and manufacturing rights to operate the Equipment (which rights have been assigned to registrant), $250,000 in cash and a $750,000 secured note receivable.




Future Obligation of Registrant

Pursuant to the Stock Exchange Agreement relating to the exchange of 2,000,000 shares of registrant's common stock for 1,000 shares of BSD's Class A Preferred Stock, ART is entitled to exchange the common shares for 2,000,000 shares of registrant's Series A Preferred Stock containing specified rights and preferences (Preferred
Stock), on or before September 6, 1998, subject to the approval of shareholders of a Certificate of Amendment of registrant's Certificate of Incorporation authorizing the issuance of such shares of Preferred Stock. The
Preferred Stock is to be convertible into 2,000,000 shares of common stock of An-Con and shall have certain preferences on liquidation and anti-dilution aspects. In the event An-Con is unable, for any reason, to deliver the Preferred Stock to ART on or before September 6, 1998, then, prior to September 15, 1998, An-Con is to issue and deliver, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value of $500,000. Furthermore, in the event An-Con should issue any shares of any series or class of its preferred stock having substantially the same rights and preferences as the Preferred Stock, then An-Con is to issue and deliver to ART, without payment of any additional consideration by ART, an additional number of shares of An-Con's common stock having an aggregate fair market value equal to $500,000.


Item 7.  Financial Statements, Pro-Forma Financial
Information and Exhibits.

(i) Balance Sheet of BSD Development Beta Corp. as of
February 9, 1998.

(ii) Pro-Forma Statements of An-Con Genetics, Inc. and
BSD Development Beta Corp. as of December 31, 1997.


Signature

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant is duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

An-Con Genetics, Inc.



by s/Andrew Makrides
Andrew Makrides, President

Date:  February 25, 1998



c:  8K